CONFIRMATION OF SIGNATURE AUTHORITY



         The undersigned individual may be deemed to be a "Director" or "Officer" of Fidelity Southern Corporation, and thus may be required to execute and file with the Securities and Exchange Commission reports on Forms 3, 4, and 5 regarding beneficial ownership of securities of Fidelity Southern Corporation. By executing this Confirmation, the undersigned hereby confirms that any one of the following individuals is authorized and designated to sign such beneficial ownership reports on behalf of the undersigned and to cause such reports to be filed with the Securities and Exchange Commission:

                  Martha C. Fleming, Corporate Secretary, or
			Barbara McNeill, Assistant Corporate Secretary, or
                  Stephen H. Brolly, Chief Financial Officer


         This authority shall be deemed to continue until it is expressly withdrawn by a filing with the Securities and Exchange Commission. This Confirmation shall be filed and kept on file by the Securities and Exchange Commission to document the authority set forth herein.

         IN WITNESS WHEREOF, the undersigned has executed this Confirmation on the 20th day of April 2010.



                                    s/ William Millard Choate
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